Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of April 8, 2025 (the “Effective Date”) by and among Horn Enterprise Co. Ltd., a Taiwanese corporation (the “Borrower”), Docter, Inc., a Delaware corporation (“Docter”) and Aimfinity Investment Merger Sub I, a Cayman Islands exempted company (“PubCo” and, together with Docter and the Borrower, the “Company”), and Yi-Jun Ye (the “Holder”).

WHEREAS, Docter has entered into an agreement and plan of merger (as amended from time to time, the “Merger Agreement”) with Aimfinity Investment Corp. I, a Cayman Islands exempt corporation (“AIMA”), providing for the business combination between Docter and AIMA (the “Business Combination”);

WHEREAS, at the close of the Business Combination, Docter and AIMA will become wholly owned subsidiaries of PubCo and the PubCo shall be renamed as “Inkwater Holding Inc.”;

WHEREAS, the Borrower and the Holder are parties to a Promissory Note, dated August 1, 2023, attached hereto as Exhibit A (the “Note”), pursuant to which the Borrower has promised to pay to the Holder the amounts set forth in the Note;

WHEREAS, the parties hereto recognize and acknowledge that, after the date of this Agreement but before the closing of the Business Combination (the “Closing”), additional funds may be loaned by Holder to Borrower under the Note;

WHEREAS, in connection with the Closing, the parties hereto wish to exchange the total due and unpaid balance under the Note as of the date of Closing for ordinary shares of PubCo, par value $0.001 (the “Ordinary Shares” or the “Shares”), at an exchange rate of $10.00 per share, with a fraction of a Share rounded down to the nearest whole number;

WHEREAS, the Company intends to consider the Exchange as a form of transaction financing as contemplated by the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.	Determination of Outstanding Balance. No later than five calendar days prior to the Closing, the parties hereto shall supplement Exhibit B hereto with the final balance under the Note to be exchanged for Shares at Closing.

2.	Issuance of Repayment Shares / Termination of the Note. Concurrently with the Closing, PubCo shall issue to the Holder such number of Ordinary Shares (the “Repayment Shares”) appearing in Exhibit B hereto in book entry form and, upon such issuance, the Note shall be deemed to be terminated and repaid in full. Any certificate or certificates or book entry account statement or statements evidencing the Repayment Shares shall be subject to a legend or legends restricting transfer under the United States Securities Act of 1933 (as amended, the “Securities Act”) until such time as the Repayment Shares have been sold pursuant to an effective registration statement or an exemption therefrom. under the Securities Act.

3.	Representations and Warranties of Holder. The Holder represents and warrants to the Company that:

(a)	Organization, Authorization and Enforcement. The Holder, if an entity, is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Holder has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly executed by the Holder and, when executed and delivered by the Company, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(b)	Governmental Consents and Approvals. Except as set forth herein, the execution, delivery, and performance of this Agreement by the Holder do not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority.

(c)	Securities Act Representations. The Holder is an accredited investor (as defined in Rule 501 promulgated under the Securities Act) and is aware that the sale of the Repayment Shares is being made in reliance on a private placement exemption from registration under the Securities Act and that the Company is relying upon the truth and accuracy of the representations and warranties of the Holder set forth in this Agreement in order to determine the applicability of such provisions. The acquisition of the Repayment Shares by the Holder has not been solicited by or through anyone other than the Company. The Holder is acquiring the Repayment Shares for its own account (and not for the account of others), and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling the Repayment Shares in violation of the Securities Act. The Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Repayment Shares and is capable of bearing the economic risks of such investment. The Holder has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(d)	No Brokers. The Holder has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement.

(e)	No General Solicitation. The Holder is not acquiring for the Repayment Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(f)	No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) conflict with or violate the certificate of incorporation, bylaws or other organizational documents of the Holder, if applicable, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Holder is a party or by which any property or asset of the Holder is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Holder is subject, or by which any property or asset of the Holder is bound or affected.

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(a)	Organization, Authorization and Enforcement. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Company party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when executed and delivered by the Holder, will constitute the valid and binding obligation of each such Company party enforceable against such Company party in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate the certificate of incorporation, bylaws or other organizational documents of such Company party, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which such Company party is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties, operations or results of operations of the Company and its subsidiaries taken as a whole.

(c)	Governmental Consents and Approvals. The execution, delivery, and performance of this Agreement by the Company does not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority other than (i) any filings required under applicable securities laws, (ii) any filings required under the listing rules of any exchange on which the Ordinary Shares are listed and (iii) any filings required under this Agreement.

(d)	Valid Issuance. The Repayment Shares have been duly authorized and, when issued in exchange for the Note in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable and free of pre-emptive or similar rights.

(e)	Blank Check Status. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(f)	General Solicitation; No Integration. Other than with respect to the Holder, neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) of investors with respect to offers or sales of the Repayment Shares. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Repayment Shares issued pursuant to this Agreement.

(g)	No Brokers. Such Company party has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement.

5.	General Provisions.

(a)	Governing Law, Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)	Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) business days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice

(c)	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d)	Modification and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Holder and the Company parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)	Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(f)	Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled. The Holder acknowledges and agrees that none of the Company parties or any other Person has made or makes any express or implied representation or warranty, either written or oral, on behalf of the Company parties (including without limitation any representation or warranty as to the accuracy or completeness of any information regarding the Company parties furnished or made available to Holder) except for the representations and warranties expressly set forth in this Agreement.

(g)	Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Debt Repayment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Horn Enterprise Co. Ltd.

By:	/s/ Hsin-Ming Huang
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer and Director

DOCTER INC.

By:	/s/ Hsin-Ming Huang
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer and Director

AIMFINITY INVESTMENT MERGER SUB I

By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Director

Address for notices (Company):
14F-7, 597 Jiuru 2nd Rd
Sanmin District
Kaohsiung City, Taiwan

HOLDER

Yi-Jun Ye

By:	/s/ Yi-Jun Ye
Name:	Yi-Jun Ye

Agreed to and Acknowledged by:

AIMFINITY INVESTMENT CORP. I

By:	/s/ I-Fa Chang
Name:	I-Fa Chang
Title:	Chairman and Chief Executive Officer

Exhibit A

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

Principal Amount: up to $600,000.00	Effective Date: August 1, 2023

Docter Inc, a Delaware corporation (“Maker”), promises to pay to the order of Yi-Jun Ye, or her assignees or successors in interest (“Payee”) the principal sum of Six Hundred Thousand and 00/100 Dollars ($600,000.00) or such lesser amount as shall have been advanced from Payee to Maker and shall remain unpaid under this Promissory Note (this “Note”) on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The entire unpaid principal balance of this Note shall be payable promptly after the earlier of: (i) the date on which Maker consummates its intended business combination with Aimfinity Investment Corp. I (the “Business Combination”) or (ii) January 28, 2025 (such earlier date, the “Maturity Date”).

2.	Interest. 6.15% per annum. Interest shall be accrued on the unpaid principal balance of this Note upon maturity of the Note or if the Business Combination fails to materialize.

3.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, or (iv) sent by e-mail to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Docter Inc.

14F-7, No. 597, Jiuru 2nd Road

Sanmin District

Kaohsiung City, Taiwan

Attn: Mr. Hsin-Ming Huang

Email: Hsinming@docter.one

If to Payee:

Yi-Jun Ye

15F-1, No. 70, Lane 2, Gusong West Lane

Pingtung City, Taiwan

Email:

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date reflected on a signed delivery receipt, or (iii) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

9.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10.	Jurisdiction. The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

11.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	No Claims Against Trust Account. Payee hereby acknowledges Aimfinity Investment Corp. I’s filing of its initial public offering prospectus, dated and effective as of April 25, 2022 (the “Prospectus”), with the United States Securities and Exchange Commission. Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by Aimfinity Investment Corp. I (“AIMA”) and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever.

13.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15.	Further Assurance. Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as Payee may from time to time require as may be necessary to give full effect to this Note.

16.	Conversion. Notwithstanding anything contained in this Note to the contrary, upon receiving due notification by Maker of the anticipated closing of the Business Combination, Payee shall have the right to convert the unpaid principal balance under this Note, in whole or in part, into a number of ordinary shares of the publicly listed entity following the closing of the Business Combination (the “Conversion Shares”) equal to: (x) up to the principal amount of this Note being converted pursuant to this Section 16, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective upon closing of such Business Combination.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Executive Officer the day and year first above written.

DOCTER INC.

By:	/s/ Hsin-Ming Huang
Name:	Hsin-Ming Huang
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

YI-JUN YE

By:	/s/ Yi-Jun Ye
Name:	Yi-Jun Ye

[Signature Page to Promissory Note]

Exhibit B

Note Balance Outstanding	PubCo Shares to be Issued in Exchange
$_________